Exhibit 99.1

August 12, 2016	THEONEGROUP
lifestyle hospitality

The ONE Group Hospitality, Inc. Enters

into Loan Agreement for $3 Million

NEW YORK-- The ONE Group Hospitality, Inc. ("The ONE Group") (Nasdaq:STKS) today announced that it has entered into a loan agreement with Anson Investments Master Fund LP ("Anson") for $3 million, through an unsecured promissory note. The unsecured promissory note bears interest at a rate of 10% per annum, payable quarterly commencing September 30, 2016, until its maturity date of August 11, 2021. The funds will be used for development.

Pursuant to the loan agreement, The ONE Group issued a common stock purchase warrant to Anson to purchase 300,000 shares of The ONE Group's common stock at an exercise price of $2.61 per share.

Further information with respect to the loan, the unsecured promissory note and the warrant will be contained in a Current Report on Form 8-K that The ONE Group intends to file with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About The ONE Group

The ONE Group (Nasdaq:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group's primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. STK Rebel, a more accessibly priced STK with a broader menu, is an extension of the STK brand. The ONE Group's food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) The ONE Group's ability to open new restaurants and food and beverage locations in current and additional markets, obtain additional financing, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) factors beyond the control of The ONE Group that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in The ONE Group's filings with the Securities and Exchange Commission, including The ONE Group's Annual Report on Form 10-K filed on March 30, 2016 and our Quarterly Report on Form 10-Q filed on May 16, 2016.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

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ICR

Michelle Epstein, 646-277-1224

Source: The ONE Group Hospitality, Inc.